EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

To the Stockholders and Board of Directors of The CIT Group, Inc.:

      We consent to the incorporation by reference in Registration Statements No. 33-85224, No. 333-70249, No. 333-36061, No. 333-22283, No. 333-43323, No.
333-64539,  No. 333-64529,  No. 333-73255,  No.  333-74847,  No. 333-34793,  No.
333-71361 and No. 333-56172 on Form S-3 and Registration Statements No. 333-50499, No. 333-63497, No. 333-91075, No. 333-91077, No. 333-91079 and No.
333-52966 on Form S-8 of The CIT Group, Inc. of our report dated January 25, 2001, except as to Note 25, which is as of March 13, 2001, relating to the consolidated balance sheets of The CIT Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of The CIT Group, Inc.

                                                          KPMG LLP

Short Hills, New Jersey
March 26, 2001